Exhibit 99.2

Great Wolf Resorts Receives $7.00 Per Share Acquisition Proposal From KSL Capital Partners

MADISON, Wis.—April 8, 2012—Great Wolf Resorts, Inc. (NASDAQ: WOLF) today announced that it has received an unsolicited letter from KSL Capital Partners proposing to acquire Great Wolf for $7.00 per share in cash, subject to certain conditions, including due diligence and certain conditions related to debt waivers.

Great Wolf’s Board of Directors, consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, will consider and evaluate this new proposal from KSL Capital Partners, and will pursue the course of action that it determines is in the best interests of Great Wolf and its stockholders. Great Wolf will have no further comment on this matter at this time.

Deutsche Bank Securities Inc. is serving as financial advisor to the Company, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Young Conaway Stargatt & Taylor, LLP are serving as the Company’s legal advisors.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® brand. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C. Great Wolf’s consolidated subsidiary, Creative Kingdoms, LLC, is a developer and operator of technology-based, interactive quest adventure experiences such as MagiQuest®. Additional information may be found on Great Wolf’s website at http://www.greatwolf.com.

Forward-Looking Statements

Statements herein regarding future financial and operating results and any other statements about future expectations, and the intent of any parties about future actions, constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Great Wolf believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf or persons acting on Great Wolf’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Great Wolf undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

Additional factors that may affect future results are contained in Great Wolf’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed unless required by law.

For More Information

Media:

Sard Verbinnen & Co

George Sard, David Reno or Carrie Bloom, 212-687-8080

Investors:

ICR, Inc. for Great Wolf Resorts, Inc.

Brad Cohen, 203-682-8211

Brad.Cohen@icrinc.com